CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Auditors" and "Financial Statements" for Franklin Mutual Recovery Fund in the Franklin Mutual Recovery Fund's statement of Additional Information and to the use of our report dated May 19, 2003 on the statement of assets and liabilities dated May 14, 2003 included in this Registration statement (Amendment no.3, Form N2 no. 811-21306) of the Franklin Mutual Recovery Fund.

                                        /s/ERNST & YOUNG LLP

Boston, Massachusetts
August 20, 2003